EXHIBIT 10.2

LEEXUS OIL L.L.C.
PARTICIPATION AGREEMENT

NAME & ADDRESS OF PARTICIPANT	TEL/FAX NUMBER

Enthoes Technologies, Inc.	(403) 444-6418
Bankers Hall West Tower	(403) 444-6699
Suite 1000, 888 Third Street SW
Calgary, AB T2P 5C5

RE:	Onnie Ray #1 Well
LEE COUNTY, TEXAS

Dear Sir:

This will confirm the agreement made and entered into this   9th  , day, of September, 2008, by and between the undersigned, LEEXUS OIL L.L.C., hereinafter called (“LEEXUS OIL”), and you, hereinafter called (“PARTICIPANT (Non-Operator”), relating to the captioned wells and respective oil and gas leases, hereinafter called (“WELLS”).

LEEXUS OIL represents that it is a working interest owner in the WELLS, situated in LEE County, Texas, and more specifically described on Exhibit “A” attached hereto and by this reference made a part hereof.

PARTICIPANT (NON-OPERATOR) desires to purchase from LEEXUS OIL a percentage working interest in and to the WELLS as subscribed herein.

That for and in consideration of the mutual covenants herein contained, LEEXUS OIL and PARTICIPANT (NON-OPERATOR) do hereby covenant and agree as follows:

1.	INTEREST: PARTICIPANT (NON-OPERATOR) WILL DESIGNATE THE PERCENTAGE WORKING INTEREST BELOW THAT THEY ARE ACQUIRING IN AND TO THE WELLS.

2.
PAYMENT: Upon acceptance of this agreement by PARTICIPANT, PARTICIPANT (NON-OPERATOR) will remit payment representing consideration for the interest being acquired by PARTICIPANT (NON-OPERATOR) to LEEXUS OIL in the AFE pro-rata amount of $27,000.00 plus a prospect fee of $7,000.00 for a total amount of $34,000.00.

3.
ASSIGNMENT: Upon receipt of payment from PARTICIPANT (NON-OPERATOR) for the interest being acquired herein, LEEXUS OIL will execute an ASSIGNMENT AND BILL OF SALE conveying said interest to PARTICIPANT.  It is understood and agreed by all parties hereto that the interests to be assigned in and to the WELLS shall be made on an “as-is, where-is” basis and LEEXUS OIL expressly disclaims any warranty of any kind.  LEEXUS OIL will provide PARTICIPANT (NON-OPERATOR) a copy of the ASSIGNMENT AND BILL OF SALE for their review and consideration upon LEEXUS OIL prior to execution of this Letter Agreement.  Acceptance and execution of this Letter Agreement by PARTICIPANT (NON-OPERATOR) shall be deemed acceptance of the previously referenced ASSIGNMENT AND BILL OF SALE form.

4.
JOINT OPERATING AGREEMENT: LEEXUS OIL and PARTICIPANT (NON-OPERATOR) agree to add, amend, ratify the current Master Joint Operating Agreement (“Master JOA”) with COPAS Joint Accounting Procedure, originally signed and dated September 9, 2008, and contemporaneously herewith, designating LEEXUS OIL L.L.C. as Operator of the WELLS.  PARTICIPANT (NON-OPERATOR) will be responsible and liable for paying their proportionate share of any and all monthly operating costs, rework costs or any and all other costs as may be incurred as a result of conducting operations in accordance with the Master JOA as of the effective date and thereafter.  In the event of any conflict between the provisions of the Joint Operating and this Letter Agreement, both parties agree the terms of this Letter Agreement shall control.

5.
SECURITIES DISCLAIMER: THE PARTIES UNDERSTAND AND AGREE THAT THE PROPOSED VENTURE IS A HIGHLY SPECULATIVE ONE AND THAT NO REPRESENTATIONS ARE MADE TO PARTICIPANT(S) AS TO THE SUCCESS OF THE VENTURE OR FINANCIAL GAIN. PARTICIPANT (NON-OPERATOR) REPRESENTS AND WARRANTS THAT THEY ARE A SOPHISTICATED OIL AND GAS INVESTOR.  THE PARTIES AGREE AND UNDERSTAND THIS IS NOT A REGISTERED SECURITIES AGREEMENT.

6.
TAX STATUS: It is understood that LEEXUS OIL and PARTICIPANT (NON-OPERATOR) are not partners and each of them elects, under the authority of Section 761(a) of the Internal Revenue Code of 1954, to be excluded from the application of all the provisions of Subchapter K of Chapter 1 of Subtitle A thereof.

7.
ENTIRE AGREEMENT: This Participation Agreement, the Master JOA, and the COPAS Joint Accounting Procedure hereby incorporated by reference, constitute the entire agreement by and between LEEXUS OIL and PARTICIPANT (NON-OPERATOR) and may not be altered or amended except in writing signed by both parties.

8.	GOVERNING LAW: This Agreement shall be governed by the laws of the State of Texas.

9.
WARRANTY DISCLAIMER: LEEXUS OIL makes no warranty of title, express or implied, with respect to the WELLS or any leasehold or other right(s) acquired hereunder.  PARTICIPANT’S interest in and to the WELLS will be acquired on an “as-is, where-is” basis.

If the terms and provisions of this agreement are in accordance with your understanding, please signify your approval by executing and returning both copies of this agreement with your check, and we will execute and return one copy to you.

I have read and fully understand this agreement, acknowledge this agreement is not a registered security, and AGREE TO, ACCEPT AND APPROVE this agreement this __________ day of ____________________, 2008.

EFFECTIVE DATE OF ASSIGNMENT AND BILL OF SALE:	8/8THS WORKING INTEREST:	NET REVENUE INTEREST:

September 9, 2008	20%	15%
	75% - Net Revenue Basis

ENTHEOS TECHNOLOGIES, INC.

WITNESS:	By:	Derek Cooper, President

Social Security Number or tax Identification Number:

LEEXUS OIL L.L.C.

WITNESS:	By:	Mark Jaehne, Gen. Partner

Exhibit "A"

Attached hereto and made a part of that certain Participation Agreement with LEEXUS OIL/Mark Jaehne

FORM P-12
Certificate of Pooling Authority (attached hereto)

PLAT
80 acre plat (attached hereto)